Exhibit 23.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

As oil and gas consultants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reserves report for Concho Resources Inc. (the “Company”) dated January 26, 2012, included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011.

NETHERLAND, SEWELL & ASSOCIATES, INC.

By:	/s/ C.H. (Scott) Rees III, P.E.

C.H. (Scott) Rees III, P.E.
Chairman and Chief Executive Officer

Dallas, Texas

June 8, 2012